UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 28, 2005

                           Applied DNA Sciences, Inc.
             (Exact name of registrant as specified in its charter)



          Nevada                       002-90539               59-2262718
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


             9229 Sunset Boulevard, Suite 83, Los Angeles, CA 90069
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (310) 860-1362

                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement.

          On January 28, 2005, Applied DNA Sciences, Inc. (the "Company"), sold an aggregate of $5,970,000 in secured convertible promissory notes (the "Notes") to 43 investors. The investors received 11,940,000 warrants (the "Warrants"), or two warrants for each dollar of Notes purchased. The Notes and the Warrants were issued in a private placement transaction pursuant to Section 4(2) under the Securities Act of 1933.

          The Notes bear interest at 10% per annum, mature one year from the date of issuance, and are convertible: into shares of common stock of the Company at a price of $0.50 per share (i) at the holder's option; or (ii) automatically upon the Company's filing of a registration statement registering the shares underlying the Notes and Warrants. In the event that Company fails to repay the Notes and accrued interest when due, the Notes shall be convertible into shares of the Company's common stock at the holder's option at a price of $0.33 per share.

          The full principal amount of the Notes, plus a default interest rate of 12%, is due upon a default under the terms of the Notes. In addition, we granted the investors a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission on of before February 15, 2005, which will include the common stock underlying the Notes and Warrants. If the registration statement is not declared effective within 120 days from February 15, 2005, the Company is required to pay liquidated damages to the investors in the amount of 3.5% per month of the face amount of the Notes, which liquidated damages shall be paid in shares of Company common stock or cash, at the election of the Company.

          Each Warrant is exercisable for a period of five years at a price of $0.75 per share, subject to certain adjustments. The exercise price of the Warrants is subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, combinations, dividends and the like. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the Warrants are registered pursuant to an effective registration statement. At any time after the registration statement is effective, the Warrants are callable by the Company, upon 10 days written notice, should the common stock trade at or above $1.25 per share for 20 consecutive trading days.

          The Company paid the placement agent of the offering, Vertical Capital Partners, Inc., a commission fee of 10% of the proceeds of the offering and a 3% non-accountable expense allowance. In addition, Vertical Capital Partners will receive shares of common stock equal to 10% of the number of shares convertible under the secured convertible notes that it places with investors.

Item 2.03 Creation of a Direct Financial Obligation.

         See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

         See Item 1.01 above.


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Item 9.01 Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

Exhibit Number  Description
-------------- -----------------------------------------------------------------
4.1            Form of Subscription Agreement, previously filed.

4.2 Form of 10% Secured Convertible Promissory Note, previously filed.

4.3            Form of Warrant Agreement, previously filed.

4.4 Registration Rights Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, previously filed.


4.5 Security Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, previously filed.


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

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Applied DNA Sciences, Inc.


Date: February 11, 2005                           /s/ PETER BROCKLESBY
                                                  --------------------
                                                  Peter Brocklesby
                                                  President



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